UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

$15.0M Purchase Agreement and Registration Rights Agreement

On September 19, 2014 (the “Signing Date”), xG Technology, Inc. (the “Company”) entered into a $15.0 million purchase agreement (the “$15.0M Purchase Agreement”), together with a registration rights agreement, with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company has the right to sell to LPC up to $15,000,000 in shares of its common stock, $0.00001 par value per share (“Common Stock”), subject to certain limitations.

Under the terms and subject to the conditions of the $15.0M Purchase Agreement, LPC will be obligated to purchase up to $15,000,000 in shares of Common Stock (subject to certain limitations) from time to time over the 24-month period commencing on the date that a registration statement, which the Company shall file with the Securities and Exchange Commission (the “SEC”) pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), is declared effective by the SEC and a final and complete prospectus in connection therewith is filed. The Company may direct LPC, from time to time, at its sole discretion and subject to certain conditions to purchase up to 100,000 shares of Common Stock, which amount may be increased, and in addition we may require accelerated purchases, in accordance with the $15.0M Purchase Agreement. The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales, and the Company will control the timing and amount of any sales of Common Stock to LPC. As consideration for its commitment to purchase shares of Common Stock pursuant to the $15.0M Purchase Agreement, the Company issued to LPC 175,000 shares of Company Common Stock.

$1.0M Purchase Agreement

On September 22, 2014, the Company entered into a purchase agreement (the “$1.0M Purchase Agreement” and together with the $15.0M Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company agreed to sell to LPC and LPC agreed to purchase $1,000,000 worth of shares of Common Stock at a purchase price of $2.00 per share pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-197820), filed with the SEC in accordance with the provisions of the Securities Act and declared effective on August 21, 2014. On September 24, 2014, the Company completed the sale of 500,000 shares of Common Stock to LPC at $2.00 per share pursuant to the $1.0M Purchase Agreement and received aggregate gross proceeds of $1.0 million.

____________________________

The Purchase Agreements and the Registration Rights Agreement contain customary representations, warranties and agreements of the Company and LPC and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties. LPC has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock. There is no upper limit on the price per share that LPC could be obligated to pay for Common Stock under the $15.0M Purchase Agreements.   LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below the floor price as set forth in the $15.0M Purchase Agreements. The Company has the right to terminate the $15.0M Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to LPC under the $15.0M Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The foregoing description of the Purchase Agreements and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, a copy of each of which is attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference.

The Company also issued a press release, dated September 24, 2014, to disclose the transactions with LPC, a copy of which is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

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Item 3.02   Unregistered Sales of Equity Securities.

In connection with the $15.0M Purchase Agreement dated September 19, 2014, the information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance and sale of shares by the Company to LPC under the Purchase Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01   Other Events.

The information set forth in Item 1.01 with respect to the $1.0M Purchase Agreement is hereby incorporated herein by reference. The Company is filing the opinion of its counsel, Robinson Brog Leinwand Greene Genovese & Gluck P.C., relating to the legality of the issuance and sale of the shares of common stock in the $1.0M Purchase Agreement, as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement.

On September 24, 2014, the Company issued a press release announcing the execution of the Purchase Agreements and Registration Rights Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.

10.1	Purchase Agreement, dated as of September 22, 2014, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Purchase Agreement, dated as of September 19, 2014, by and between the Company and Lincoln Park Capital Fund, LLC.

10.3	Registration Rights Agreement, dated as of September 19, 2014, by and between the Company and Lincoln Park Capital Fund, LLC.

23.1	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)

99.1	Press Release dated September 24, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XG TECHNOLOGY, INC.

September 24, 2014	By:	/s/ John C. Coleman
Name: John C. Coleman
Title: Chief Executive Officer

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